As filed with the Securities and Exchange Commission on June 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	16-1694602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia	23113
(Address of Principal Executive Offices)	(Zip Code)

Village Bank and Trust Financial Corp.

2015 Stock Incentive Plan

(Full title of the plan)

William G. Foster, Jr.

President and Chief Executive Officer

Village Bank and Trust Financial Corp.

13319 Midlothian Turnpike

Midlothian, Virginia 23113

(Name and address of agent for service)

(804) 897-3900

(Telephone number, including area code, of agent for service)

Copy to:

Benjamin A. McCall

Williams Mullen

200 South 10th Street, Suite 1600

Richmond, Virginia 23219

(804) 420-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $4.00 per share	60,000 shares	$31.25	$1,875,000	$243.38

(1)	Consists of 60,000 additional shares of common stock reserved for issuance under the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan, as amended (the “Plan”). This registration statement also covers such additional and indeterminate number of shares of common stock of the registrant as may be issuable under the Plan as a result of a stock dividend, stock split, recapitalization or similar event. The registrant previously registered an aggregate of 60,000 shares reserved for issuance under the Plan on a Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2015 (File No. 333-205407).
(2)	Determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s common stock on the Nasdaq Capital Market on June 19, 2020.

2

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 60,000 shares of common stock of Village Bank and Trust Financial Corp. (the “Company”) that may be offered and sold under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Plan (File No. 333-205407), filed with the SEC on July 1, 2015, including any filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan, as amended (incorporated herein by reference to Appendix A of the Proxy Statement for the Annual Meeting of Shareholders held on May 19, 2020, filed with the SEC on April 6, 2020).

5.0	Opinion of Williams Mullen.*

23.1	Consent of Yount, Hyde & Barbour, P.C. *

23.2	Consent of Williams Mullen (included in Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

* Filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Midlothian, Commonwealth of Virginia, on June 26, 2020.

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:	/s/ William G. Foster, Jr.
William G. Foster, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints William G. Foster, Jr. and Donald M. Kaloski, Jr., and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ William G. Foster, Jr.	President, Chief Executive	June 26, 2020
William G. Foster, Jr.	Officer and Director (Principal Executive Officer)

/s/ Donald M. Kaloski, Jr.	Executive Vice President and	June 26, 2020
Donald M. Kaloski, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ R.T. Avery, III	Director	June 26, 2020
R.T. Avery, III

/s/ Craig D. Bell	Director and Chairman of the Board	June 26, 2020
Craig D. Bell

/s/ Devon M. Henry	Director	June 26, 2020
Devon M. Henry

/s/ Frank E. Jenkins, Jr.	Director	June 26, 2020
Frank E. Jenkins, Jr.

/s/ Michael A. Katzen	Director	June 26, 2020
Michael A. Katzen

/s/ Michael L. Toalson	Director	June 26, 2020
Michael L. Toalson

/s/ Charles E. Walton	Director	June 26, 2020
Charles E. Walton

/s/ George R. Whittemore	Director	June 26, 2020
George R. Whittemore

4